Exhibit No. 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statements on Form S-8 (File Nos. 333-44868, 33-47407, 33-48500, 33-48501,
333-64643 and 33-67288) of United Retail Group, Inc. and Subsidiaries (the "Company") of our report dated February 14, 2003, relating to the financial statements, which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" which appears in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
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New York, New York
March 21, 2003